UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices) (Zip Code)

(978) 663-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2020, Bruker Corporation (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”), the Company is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.

Nasdaq has informed the Company that the Company must submit a plan of compliance (the “Plan”) within 60 calendar days, or no later than May 4, 2020, addressing how it intends to regain compliance with Nasdaq’s listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the Form 10-K original filing due date, or until August 31, 2020, to regain compliance.

The Company is working diligently and intends to file the Form 10-K as promptly as reasonably practicable after the conclusion of an internal investigation into an allegation recently received in connection with the year-end close, primarily relating to income tax matters including the effective income tax rate for 2019 and the related income tax balance sheet accounts. The Company expects to file the Form 10-K within the 60-day period described above, which would eliminate the need for the Company to submit a formal plan to regain compliance.

Item 7.01. Regulation FD Disclosure.

A press release, dated March 5, 2020, disclosing the Company’s receipt of the Nasdaq notification letter is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description
99.1	Press release dated March 5, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing for the filing of the Form 10-K, the Company’s ability to regain compliance with the Nasdaq requirements for continued listing and related matters. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the outcome of the previously announced internal investigation, the failure of the Company to file the Form 10-K on its expected timeline and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2018. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: March 5, 2020	By:	/s/GERALD N. HERMAN
Gerald N. Herman
Chief Financial Officer

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